Exhibit 99.01

FOR IMMEDIATE RELEASE

MENLO PARK, Calif. - February 12, 2002 - KANA Software, Inc. (NASDAQ: KANA) today announced that it completed the sale of an aggregate of approximately 2.9 million shares of its common stock to institutional investors in a private placement, for gross proceeds of approximately $34.5 million (before transaction-related expenses). Morgan Stanley & Co. Incorporated served as placement agent for the transaction. KANA has filed a registration statement with the Securities and Exchange Commission covering resales of the privately placed shares.

NOTE: KANA is a registered trademark of KANA Software, Inc.

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Contacts:

Jessica Hohn	Ken Peters/Jennifer Meyer	Carolyn Bass/Chris Finley
KANA	PAN Communications	Market Street Partners
508/653-4000	978/474-1900	415/321-2454
jhohn@kana.com	kana@pancomm.com	chris@marketstreetpartners.com